EXHIBIT D

                                 LEIDY HUB, INC.
                                  BALANCE SHEET
                                   (UNAUDITED)


                                                         At September 30, 1996

ASSETS
Current Assets:
  Cash                                                        $    6,373
  Accounts Receivable                                                671
  Prepayments                                                      6,063
                                                              ----------
Total Current Assets                                              13,107
                                                              ----------

Property, Plant & Equipment                                        3,208
  Less:  Reserve for DDA                                          (3,171)
                                                              ----------
Property, Plant & Equipment                                           37
                                                              ----------

Other Assets:
  Investment in Ellisburg-Leidy
   Northeast Hub Co.                                             130,168*
  Investment in Enerchange                                       929,952**
  Other Deferred Debit                                             1,873
                                                              ----------
Total Other Assets                                             1,061,993
                                                              ----------

Total Assets                                                  $1,075,137
                                                              ==========

LIABILITIES & STOCKHOLDERS EQUITY Capital Stock $1 Par:
  Authorized 4,000 shares issued
   and outstanding                                            $    4,000
  Paid-in-Capital                                              1,364,500
  Retained Earnings                                             (689,519)
                                                              ----------
Total Stockholders Equity                                        678,981
                                                              ----------

Current & Accrued Liabilities:
  Notes Payable Assoc. Companies                                 300,000
  Accounts Payable - Assoc. Companies                             10,796
  Federal Income Taxes Payable                                  (111,250)
  Other Accruals                                                     658
                                                              ----------
Total Current & Accrued Liabilities                              200,204
                                                              ----------

Accumulated Deferred Income Taxes                                195,952
                                                              ----------

Total Liabilities & Equity                                    $1,075,137
                                                              ==========


* The investment balance at September 30, 1996 only reflects partnership activity through August 1996 as the September 1996 information was not available in time for Leidy Hub, Inc.'s September accounting close. The September 1996 activity will be recorded in October 1996.

** The investment balance at September 30, 1996 includes all partnership activity through August 1996 as well as an estimate of the September 1996 loss expected to be incurred by the partnership.